Exhibit 99.1
STONE ENERGY CORPORATION
Announces Upcoming Presentation at Jefferies Global Energy
Conference and Capital One Southcoast Energy Conference
LAFAYETTE, LA. November 30, 2010
     Stone Energy Corporation (NYSE: SGY) today announced that Kenneth H. Beer, Senior Vice President and Chief Financial Officer, will be presenting at the Jefferies Global Energy Conference in Houston, Texas at 1:50 p.m. central time on Wednesday, December 1, 2010. The presentation material will be available in the “Event” section of the company’s website, www.stoneenergy.com, within 24 hours of the presentation.
     The company also announced that David H. Welch, the company’s President and Chief Executive Officer, Kenneth H. Beer, Senior Vice President and Chief Financial Officer, and Richard L. Smith, Senior Vice President of Exploration and Business Development, will be presenting at the Capital One Southcoast Energy Conference in New Orleans, Louisiana at 9:20 a.m. central time on Tuesday, December 7, 2010. The presentation material will be available in the “Event” section of the company’s website within 24 hours of the presentation.
     Stone Energy is an independent oil and natural gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition, exploration, exploitation, development and operation of oil and gas properties located primarily in the Gulf of Mexico. Stone is also active in the Appalachia region. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210-phone, 337-521-9880 fax or via e-mail at CFO@StoneEnergy.com.